LOAN AGREEMENT

by and between

HARBOR CUSTOM DEVELOPMENT, INC.,

as Borrower

and

BANKUNITED, N.A. as Lender

Dated as of March 7, 2022

#154873378_v5

TABLE OF CONTENTS

Page

Schedules

Exhibits

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of March ___, 2022, by and among **HARBOR CUSTOM DEVELOPMENT, INC.**, a Washington corporation (the "**Borrower**") and **BANKUNITED, N.A.**, a national banking association (the "**Lender**").

RECITALS:

WHEREAS, Borrower has requested Lender to establish a $25,000,000.00 revolving credit facility in favor of Borrower;

WHEREAS, Lender has agreed to establish such revolving credit facility in favor of Borrower on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms have the meanings indicated:

"**Administrative Expenses**" means normalized operating expenses related to rent, insurance, taxes, payroll (not distributions), utilities, accounting fees, professional fees, and office supplies.

"**Affiliate**" means, with respect to a specified Person, another Person (a) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, or (b) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as the same is in effect on the date hereof) of five percent (5%) or more of any class of the outstanding voting Capital Stock, securities or other equity or ownership interests of such Person.

"**Agreement**" means this Loan Agreement, including the exhibits and schedules attached hereto, as amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

"**Applicable Margin**" means 4.75% per annum:

"**Anti-Corruption Laws**" has the meaning assigned to that term in Section 6.18.

"**Applicable Insolvency Laws**" means all applicable laws governing bankruptcy, reorganization, moratorium, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other "avoidance" provisions of Title 11 of the Code, as amended or supplemented).

"**Asset Coverage Ratio**" means the ratio of (a) the sum of (i) Borrowers unencumbered assets (cash and equivalents) plus (ii) carrying value of real estate residuals on Borrower's financial statements divided by (b) the outstanding principal balance of the Loan.

"**Benefit Arrangement**" means an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and that is maintained or otherwise contributed to by any member of the ERISA Group.

"**Borrower**" has the meaning given to that term in the preamble hereof.

"**Business Day**" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law or executive order to close.

"**Capital Stock**" means (a) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise), and (b) any option, warrant, security or other right (including Indebtedness securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

"**Capitalized Lease**" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

"**Capitalized Lease Obligations**" of any Person shall mean the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

"**Cash**" means the currency of the United States of America.

"**Closing**" has the meaning assigned to that term in Section 2.3.

"**Closing Date**" has the meaning assigned to that term in Section 2.3.

"**Code**" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

"**Collateral Documents**" means the Security Agreement and each other agreement or writing pursuant to which the Borrower purports to pledge or grant a security interest in any Property securing the Obligations, or any such Person purports to guarantee the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

"**Commission**" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

"**Committed Amount**" means $25,000,000.00.

"**Contaminant**" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

"**Contractual Obligations**" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise), other than a Loan Document, to which such Person is a party or by which it or any of such Person's Property is bound.

"**Control**" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto

"**Default**" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"**Default Rate**" has the meaning ascribed to such term in the Note.

"**EBITDA**" means, for any period for the Borrower, the sum of the consolidated Net Income plus, without duplication, to the extent deducted in computing the Net Income, (a) amortization and depreciation expense, (b) other non-cash charges, (c) Interest Expense, (d) provision for taxes and (e) minority interest expense attributable to non-wholly owned Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) extraordinary gains and losses and related tax effects thereon, (ii) non-cash impairment charges, (iii) non-cash stock or option based compensation, (iv) other non-cash gains and losses and related tax effects thereon, and (v) merger-related expenses and deal costs, including transition and integration expenses related to consummated transactions and costs related to acquisitions and investments not permitted to be capitalized pursuant to GAAP.

"**Environmental Law**" means all applicable laws, and agreements with Governmental Authorities, relating to environmental, health, safety and/or land use matters.

"**Environmental Liabilities and Costs**" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, License, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

"**ERISA Event**" means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by any member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any member of the ERISA Group from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group.

"**ERISA Group**" means the Credit Parties, any Subsidiary thereof, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common

control which, together with the Credit Parties and any Subsidiaries thereof, are treated as a single employer under Section 414 of the Code.

"**Event of Default**" has the meaning given to that term in Section 10.1.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"**Financial Statements**" has the meaning given to that term in Section 6.9.

"**Fiscal Quarter**" means in respect of a date as of which the applicable financial covenant is being calculated or financial report is being furnished, any fiscal quarter of a Fiscal Year (currently the three month periods ending on each March 31, June 30, September 30 and December 31 annually).

"**Fiscal Year**" means the fiscal year for financial accounting and reporting purposes of Borrower and its Subsidiaries (currently the fiscal year ends on December 31).

"**Fixed Charges**" means, for any period for the Borrower, the sum of, without duplication, (a) Interest Expense, plus (b) scheduled principal payments on Total Indebtedness (excluding any balloon or final payment) during the applicable period, plus (c) cash dividends and distributions on preferred equity, if any, in each case determined on a consolidated basis in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of interest rate swap or hedging agreements, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items as are reasonably acceptable to the Lender.

"**GAAP**" means generally accepted accounting principles in effect within the United States from time to time, consistently applied.

"**Governmental Authority**" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"**Hazardous Materials**" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

"**Indebtedness**" means for any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (provided that pre-paid rents received in the ordinary course of business shall not constitute Indebtedness), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including mandatorily redeemable preferred securities, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than ninety (90) days past due), (f) all Indebtedness of others secured by (or for

which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination (as determined in good faith by Borrower) and (ii) the amount of such Indebtedness of such other Persons, (g) all guarantees by such Person of Indebtedness of others (excluding non-recourse carve-out guarantees until such time as a claim has been filed for breach thereof), (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) all obligations contingent or otherwise, of such Person with respect to any swap or hedging agreements (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner but not any entity that is itself a limited liability or corporation if such Person is not contractually liable for such Indebtedness) to the extent such Person is not contractually liable therefor as a result of such Person's ownership interact in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness of a Person under this sentence shall not include any liability under or with respect to any non-recourse carve-out guarantees until such time as a claim has been filed for breach thereof. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) such Person's pro rata share of Indebtedness for non-wholly owned subsidiaries.

"**Indemnified Party**" has the meaning given to that term in Section 10.1.

"**Insolvency Proceeding**" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors (including any proceeding under the United States Bankruptcy Code) or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors.

"**Intellectual Property**" has the meaning set forth in the Security Agreement.

"**Interest Expense**" means, for any period, without duplication, all paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt) and including (without duplication) the equity percentage of Interest Expense for such Person's unconsolidated Affiliates, net of total interest income of such Person and its subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of such Person and its subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate swap agreements in respect of interest rates to the extent that such net costs are allocable to such period).

"**Interest Expense**" means the Interest Expense of Borrower.

"**Interest Rate Coverage Ratio**" means, as of any date of determination, the ratio of EBITDA for the trailing four quarters to Interest Expense for the trailing four quarters.

"**Leverage Ratio**" means, as of any date of determination, the ratio of total Indebtedness of Borrower to the Net Worth of Borrower.

"**Liabilities**" has the meaning given to that term in Section 10.1.

"**Licenses**" means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to Borrower in connection with the conduct of its business.

"**Liquid Assets**" means cash and cash equivalents plus marketable securities, plus 30-day short-term receivables (including fee receivables, interest receivables, and royalty receivables, minus short-term payables).

"**Lien**" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

"**Loan Documents**" means this Agreement, the Note, the Collateral Documents, and each other agreement, document or certificate delivered pursuant to this Agreement or the Note, in each case, as amended, restated, supplemented or otherwise modified from time to time.

"**Material Adverse Effect**" means an effect that results in or causes (a) a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, properties, prospects, operations, or condition (financial or otherwise) of the Borrower, taken as a whole, (b) a material adverse effect upon the Collateral under the Collateral Documents, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

"**Material Contract**" shall mean any written contract, agreement, instrument, permit, lease or license, of the Borrower, which is material to the Borrower's business or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect.

"**Maturity Date**" means March ___, 2024.

"**Multiemployer Plan**" means a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

"**Net Income**" means Borrower's net income calculated in a manner consistent with Borrower's audited financial statements delivered pursuant to Section 7.1.

"**Net Worth**" means total assets (without deduction for accumulated depreciation) less total liabilities, all as determined in accordance with GAAP.

"**Note**" means the $25,000,000.00 Revolving Line of Credit Promissory Note from Borrower in favor of Lender dated as of the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.

"**Obligations**" means all obligations of every nature of the Borrower or any other Credit Party, as applicable, from time to time owed to the Lender under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

"**OFAC**" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"**Organizational Documents**" means the limited liability company agreement or bylaws (as applicable), certificate or articles of formation or certificate or articles of incorporation (as applicable)

and other similar organizational and governing documents of the Borrower and its Subsidiaries, as applicable.

"**PBGC**" means the Pension Benefit Guaranty Corporation.

"**Permitted Liens**" means (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not past due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves satisfactory to the Lender have been established on the books and records of the Borrower in accordance with GAAP; (e) Liens granted in the Loan Documents; (f) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Credit Parties or any Subsidiary thereof or impair, in any material manner, the use of such property for the purposes for which such property is held by a Credit Party or any Subsidiary thereof; (g) the interests of lessors under operating leases permitted hereunder; and (h) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution; (i) the existing liens described in Exhibit "C" attached hereto; and (j) liens granted by Borrower after the date hereof in Borrower's ordinary course of business, including, but not limited to: the acquisition and sale of raw, entitled, permitted, and/or developed real property; the entitlement and permitting of real property; development of real property with horizontal infrastructure; development of real property with vertical infrastructure; and the renting, leasing, holding, sale, and maintenance of any of the above.

"**Person**" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"**Plan**" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"**Property**" of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.

"**Real Estate Leverage Ratio**" means the value of all real estate owned directly or indirectly by Borrower as shown on Borrower's financial statements divided by all outstanding construction loan Indebtedness of Borrower.

"**Reportable Event**" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to

which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event.

"**Requirements of Law**" means as to any Person, provisions of the Organizational Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person's Property or to which such Person or any of such Person's Property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

"**Sanctioned Entity**" means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

"**Sanctioned Person**" means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

"**Securities Act**" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

"**Security Agreement**" means that certain Security Agreement, dated as of the Closing Date, by and between the Borrower and the Lender, as amended, restated, supplemented or otherwise modified from time to time.

"**Solvent**" means, with respect to any Person, that (a) the Property of such Person exceed the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, such Person is able to both service and pay its liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

"**Subsidiary**" means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

"**Subordinated Indebtedness**" means unsecured Indebtedness of the Borrower or any Subsidiary (a) which, after giving effect to such Indebtedness, no Event of Default will occur or be continuing, and (b) as a condition to entering into such Indebtedness, will include the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Lender, and such Subordinated Indebtedness documents shall be delivered to the Lender within 5 Business Days following the closing of such Subordinated Indebtedness.

"**Tax**" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration,

value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

"**Tax Return**" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with a Governmental Authority responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"**Total Indebtedness**" means the total Indebtedness of Borrower.

"**Transactions**" means, collectively, (a) the closing of the Revolving Credit and (b) the payment of all fees and expenses in connection with the foregoing.

1.2 **Accounting Terms**. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.

ARTICLE 2
AMOUNT AND TERMS OF THE LOAN

2.1 **The Revolving Credit**.

(a) Subject to and upon the terms and conditions of this Agreement, the Lender agrees to establish and advance a revolving line of credit in favor of the Borrower (the "Revolving Credit") in the maximum principal amount outstanding at any time equal to the Committed Amount.

(b) Prior to the Maturity Date and so long as there exists no Event of Default or circumstance which with the giving of notice or passage of time would become an Event of Default, the Lender shall, upon the request of the Borrower make advances under the Revolving Credit in accordance with the provisions hereof. No advance shall be made which, when aggregated with principal amounts then outstanding under the Revolving Credit, would exceed the Committed Amount. During such period, the Borrowers may borrow, repay, and reborrow under the Revolving Credit in accordance with the terms hereof.

(c) All amounts outstanding under the Revolving Credit shall be due and payable on the Maturity Date.

2.2 **Use of Proceeds.** Loans or advances made by the Lender pursuant to the Revolving Credit shall be used by the Borrower for general working capital needs.

2.3 **Advances Under Revolving Credit.** Any advance made by the Lender under the Revolving Credit shall be made upon notice from the Borrower to the Lender on or before 2:00 p.m. on the Business Day of the advance. Each such notice shall be in writing by facsimile or by electronic mail or by telephonic notice subsequently confirmed in writing by facsimile or electronic mail. Each advance shall be made by crediting the amount of the advance to a general deposit account or accounts of any of the Borrower maintained with the Lender, except as otherwise specified in writing by the Borrower. The Lender shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or Person authorized to borrow on

behalf of the Borrower or for otherwise acting in good faith under this Subsection, and, upon funding of advances by the Lender in accordance with this Agreement pursuant to any telephonic notice, the Borrowers shall be deemed to have received advances hereunder. Each request for advance shall be made pursuant to the request for advance form that is attached hereto as Exhibit "A".

2.4 **Interest Rate**. The principal amount from time to time outstanding under the Revolving Credit shall bear interest as set forth in the Note.

2.5 **Repayment**. Accrued interest only shall be payable under the Revolving Credit in the manner set forth in the Note. All principal, interest and other amounts outstanding under the Revolving Credit shall be due and payable as required by this Agreement.

2.6 **Prepayments**. The Borrower shall be entitled to prepay the Revolving Credit in whole or in part, at any time, without premium or penalty. Each partial prepayment shall be applied by the Lender first to interest and lawful charges then due and unpaid, then to principal.

2.7 **Payments and Computations**.

(a) Each payment and prepayment by the Borrower of principal or interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. If any installment of principal or interest becomes due and payable on a day other than a Business Day, the due date therefor shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable during the extension at the annual rate specified for the payment of interest before maturity.

(b) Unless otherwise specified herein, all scheduled and other payments, other than prepayments, shall be applied by the Lender first to interest and lawful charges then accrued, and then to principal.

(c) Interest and any fees hereunder shall be computed on the basis of a year of 360 days but charged for the actual number of days elapsed.

(d) Notwithstanding anything contained herein to the contrary, in no event shall any interest rate provided for in the Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. The Lender does not intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum amount allowed by applicable law. If any payment of interest or in the nature of interest, together with all other payments of interest or in the nature of interest, would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notify the Lender in writing to return the excess payment to the Borrower, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

2.8 **Extension of Loan**. The Borrower shall have an option to extend the Maturity Date to March ___, 2025 (the "Extension Option") subject to the following:

(i) At least 30 days prior to the Maturity Date and no more than 90 days prior to the Maturity Date, the Borrower provides written notice to Lender of its intent to exercise the Extension Option;

(ii) No defaults or Events of Default under this Agreement shall then be in existence;

(iii) All representations and warranties are true and accurate in all material respects at the time of such extension except to the extent that any such representation or warranty relates to a specific earlier date;

(iv) Updated Borrowing Base and Compliance Proforma Certificate; and

(v) An Extension Fee in the amount of one-half percent (0.5%) of the amount of the Loan is paid to Lender.

ARTICLE 3
SECURITY

The Revolving Credit shall be secured as provided in this Section 3. The property to be encumbered pursuant to this Section 3 shall herein be called the "Collateral."

3.1 Security Interest in All Assets. The Note and any other obligations under the Loan Documents shall be secured by a first perfected security interest in all assets of the Borrower as described in the Security Agreement. The Security Agreement shall be sufficient to grant to the Lender a junior lien security interest in the property described therein, subject to no prior liens or encumbrances except those in favor of the Lender, the Permitted Liens or such other liens or encumbrances as the Lender otherwise permits in writing, which security interest shall be perfected by filing of financing statements under the Code in the appropriate jurisdiction of the location of the Borrower (as determined in accordance with the Code) to the extent that a security interest in such Collateral may be perfected by the filing of financing statements in accordance with the Code. The Borrower agrees to execute or otherwise provide to the Lender any and all consents reasonably required by the Lender now or in the future in connection therewith and necessary to grant or perfect a security interest in the Collateral.

ARTICLE 4
CONDITIONS TO THE OBLIGATIONS OF THE LENDER

4.1 Conditions to the Obligations of Lender to Close. The obligation of Lender to establish the Revolving Credit and to perform any other obligations hereunder shall be subject to the satisfaction as determined by, or waived by, Lender of the following conditions on or before the Closing Date; provided, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant, as specifically set forth elsewhere in this Agreement, or of any misrepresentation by the Borrower:

(a) Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

(b) Compliance with this Agreement. The Borrower shall have performed and complied with all of its agreements and conditions set forth or contemplated herein in all material respects that are required to be performed or complied with by it on or before the Closing Date.

(c) Officer's Certificates. The Lender shall have received a certificate from the Borrower, dated the Closing Date and signed by an authorized Officer of the Borrower, certifying (i) that the resolutions of the members or board of managers or similar governing body of Borrower approving the Loan Documents to which such Credit Party is a party (and the transactions contemplated thereby) are all true, complete and correct and remain unchanged and in full force and effect, and (ii) the incumbency and

specimen signature of each officer of the Borrower executing any Loan Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of the Borrower.

(d) Loan Documents. Lender shall have received true, complete and correct copies of the Loan Documents and such other agreements, schedules, exhibits, certificates, documents, financial information and filings as it may reasonably request in connection with or relating to the Transactions, all in form and substance reasonably satisfactory to Lender.

(e) Certificates of Existence or Good Standing. The Borrower shall have delivered to the Lender as of the Closing Date, certificates of existence or good standing for the Borrower for which such a certificate is issuable by a Governmental Authority for its jurisdiction of incorporation or formation.

(f) No Litigation. Except as set forth on Schedule 6.5, no action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened against Lender or Borrower (i) seeking to restrain, prevent or change the Transactions or questioning the validity or legality of any of such Transactions, or (ii) which, if resolved adversely to the Lender or the Borrower, could reasonably be expected to have a Material Adverse Effect.

(g) Insurance Certificates. On the Closing Date, the Lender shall have received evidence of insurance complying with the requirements of Section 7.6 for the business and properties of the Borrower.

(h) Fees and Expenses. On the Closing Date, the Borrower shall have paid to the Lender all costs, fees and expenses then due to the Lender.

(i) Opinion of Counsel. The Lender shall have received a legal opinion of outside counsel to the Credit Parties, dated as of the Closing Date, relating to the Transactions, in form and substance reasonably satisfactory to the Lender.

(j) Financial Statements. The Borrower shall have delivered to Lender as of the Closing Date true and correct copies of the Financial Statements, in form and substance reasonably satisfactory to Lender.

(k) Lien Search Results. The Lender shall have received searches of the Uniform Commercial Code and tax lien filings.

ARTICLE 5
[RESERVED]

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Borrower hereby represents and warrants to the Lender as of the date hereof, as follows:

6.1 Existence and Power. Borrower: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, except to the extent that the failure to so own, operate, lease or conduct would not reasonably be expected to have a Material Adverse Effect, (c) has all requisite

power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder and to perform the Transactions, and (d) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

6.2 Corporate Authorization; No Contravention. The execution, delivery and performance by Borrower of each Loan Document to which it is or will be a party and the consummation of the Transactions: (a) has been duly authorized by all necessary action on the part of Borrower, (b) do not and will not contravene or violate the terms of the Organizational Documents of Borrower or any amendment thereto or any Requirement of Law applicable to Borrower or its Property or business, (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any Material Contract of Borrower (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any Material Contract of Borrower, or (iii) require modification, acceleration or cancellation of any Material Contract of Borrower, and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any Property or business of Borrower (other than Liens securing the Note).

6.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or any Material Contract, and no lapse of a waiting period under a Requirement of Law or a Material Contract, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of the Loan Documents to which it is a party or the consummation of the Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, exemptions, authorizations or other actions that are not material to Borrower.

6.4 Binding Effect. Borrower has duly executed and delivered the Loan Documents to which it is a party and such Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with their respective terms, except as enforceability may be limited by Applicable Insolvency Laws and similar laws of general applicability relating to or affecting creditors' rights and by general principles of equity.

6.5 Litigation. Except as set forth on Schedule 6.5, there are no legal actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting Borrower that could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. No injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Loan Documents or, to the knowledge of Borrower, which relates to the Property or the business of Borrower, is outstanding.

6.6 Compliance with Laws. Borrower is in compliance with all Requirements of Law, except for such noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.7 No Default. No Default or Event of Default exists or would result from the incurring of the Obligations by Borrower or the grant or perfection of the Lender's Liens on the Collateral or the consummation of the Transactions.

6.8 Taxes.

(a) Borrower has timely filed all federal, state and other material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All federal, state and other material Taxes due and payable by Borrower (whether or not shown on any Tax Return) have been paid or adequately reserved for in the Financial Statements. Borrower is not currently the beneficiary of any extension of time within which to file any Tax Return. None of the United States income Tax Returns of Borrower is currently under audit. No written claim has been made by a Governmental Authority in a jurisdiction where Borrower does not file Tax Returns that Borrower is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Property of Borrower that arose in connection with any failure to timely pay any Tax.

(b) There is no action, suit, proceeding, investigation, examination, audit, or claim now pending or, to the knowledge of Borrower, threatened by any Governmental Authority regarding any Taxes relating to Borrower. Borrower has not entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person. Borrower has not incurred, and will not incur, any material Tax liability in connection with the Transactions.

6.9 Financial Condition. The audited financial statements of the Borrower dated as of December 31, 2020, and the unaudited financial statements of the Borrower dated as of December 31, 2021 (collectively, the "**Financial Statements**"), heretofore delivered to the Lender, (a) present fairly in all material respects the financial condition, assets and liabilities and results of operations of the Borrower; (b) disclose all liabilities that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP consistently applied; provided, that the unaudited financial statements exclude footnotes and applicable audit and year-end adjusting entries. The Borrower does not have any material obligations or liabilities of any kind required to be disclosed therein that are not disclosed in such financial statements.

6.10 Environmental Matters. Borrower conducts or causes to be conducted in the ordinary course of business a review of the effect of existing Environmental Laws on its business, operations and properties, and as a result thereof Borrower has reasonably concluded that it is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect. Borrower has not received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect. There have been no Releases by Borrower that could reasonably be expected to result in a Material Adverse Effect.

6.11 Regulated Entities. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

6.12 Subsidiaries. Except as set forth in Schedule 6.12, Borrower does not (a) have any Subsidiaries or (b) own of record or beneficially, directly or indirectly, any (i) Capital Stock issued by any other Person or (ii) equity, voting or participating interest in any joint venture or other enterprise.

6.13 Broker's, Finder's or Similar Fees. Except for the brokerage fee payable to Piper Sandler, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the Transactions based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

6.14 ERISA Compliance.

(a) Each Benefit Arrangement and Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Governmental Rules. Each Benefit Arrangement and Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS. Each member of the ERISA Group has made all required contributions to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Arrangement or Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Arrangement or Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Plan has any Unfunded Pension Liability; (iii) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.15 Intellectual Property.

(a) Ownership and Use. Borrower owns or has the right to use all Intellectual Property it currently uses in the operation of its business as presently conducted. Each item of Intellectual Property owned, licensed or used by Borrower immediately prior to the Closing will be owned, licensed or available for use by Borrower on identical terms and conditions immediately following the Closing. Borrower has taken all necessary and prudent action to maintain and protect each item of Intellectual Property that it owns, licenses or uses. Each item of Intellectual Property owned, licensed or used by Borrower is valid and enforceable and otherwise fully complies in all material respects with all laws applicable to the enforceability thereof.

(b) No Violation or Infringement. Borrower has not violated or infringed upon or otherwise come into conflict with any Intellectual Property of third parties, and Borrower has not received any notice alleging any such violation, infringement or other conflict. To the knowledge of Borrower, no third party has infringed upon or otherwise come into conflict with any Intellectual Property of Borrower.

6.16 Insurance. Schedule 6.16 accurately summarizes all of the insurance policies or programs of Borrower in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage and type of coverage, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 7.6 hereof. All such policies will remain in full force and effect and will not terminate or lapse by reason of any of the Transactions.

6.17 Solvency. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, Borrower is Solvent.

6.18 OFAC; Anti-Corruption Laws. Borrower: (a) is not a Sanctioned Person, (b) has no assets in Sanctioned Entities, or (c) derives no operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. Such Credit Party and each Subsidiary thereof is in compliance in all material respects with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 (collectively, "**Anti-Corruption Laws**"). Such Credit Party or any Subsidiary thereof has not taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws.

ARTICLE 7
AFFIRMATIVE COVENANTS

Until the payment in full in cash of all of the Obligations (other than contingent indemnification obligations not yet due and payable), the Borrower hereby covenants and agrees with the Lender as follows:

7.1 Delivery of Financial and Other Information. The Borrower shall maintain a system of accounting established and administered in accordance with GAAP (including reflecting in its financial statements adequate accruals and appropriations to reserves). In addition, the Borrower shall deliver or cause to be delivered to Lender or make public the following:

(a) Annual Financial Statements. Within one hundred twenty (120) days after the close of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2022), an unqualified audit report certified by independent certified public accountants of national standing selected by the Borrower, prepared in accordance with GAAP, including consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, retained earnings and cash flows for such Fiscal Year, all such financial statements to be prepared in accordance with GAAP.

(b) Quarterly Financial Statements. Within sixty (60) days after the end of each Fiscal Quarter of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income for such Fiscal Quarter, in reasonable detail and all prepared in accordance with GAAP (subject to year-end adjustments and absence of footnotes) and certified by the chief financial officer of the Borrower.

(c) Compliance Certificate. Together with the annual financial statements required under Section 7.1(a) and the quarterly financial statements required under Section 7.1(b), a compliance certificate (in the form attached hereto as Exhibit B) signed by the Borrower's chief financial officer (i) evidencing the Borrower's compliance with the financial covenants contained in Section 7.13 hereof, (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action the Borrower is taking or proposes to take with respect thereto, and (iii) setting forth the Asset Performance Calculation as of the end of the applicable Fiscal Quarter.

(d) Independent Accountant Reports. Promptly upon receipt thereof, any reports submitted to the Borrower (other than reports previously delivered pursuant to Sections 7.1(a) and (b) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower.

(e) Reportable Event. Promptly and in any event within five (5) Business Days after the Borrower or any Subsidiary receives notice or otherwise becomes aware that any Reportable Event has

occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(f) Material Litigation. Promptly upon obtaining knowledge thereof, written notice of any litigation claiming in excess of $100,000,000 from the Borrower or which could reasonably be expected to have a Material Adverse Effect.

(g) Other Information. Such other information (including non-financial information) as any Lender may from time to time reasonably request.

7.2 Use of Proceeds.

(a) The Borrower shall use the proceeds of the Revolving Credit for general corporate purposes or working capital needs of the Borrower.

(b) The Borrower shall not use any proceeds of the Revolving Credit hereunder to, directly or indirectly, purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any "margin stock" in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.3 Notice of Default; Notice of Asset Performance Calculation. The Borrower shall give notice in writing to the Lender within five (5) Business Days of becoming aware of the following: (a) the occurrence of any Default or Event of Default under this Agreement and specify the nature and period of existence thereof and what action the Borrower is taking (and proposes to take) with respect thereto, and (b) any development or other information outside the ordinary course of business of the Borrower or any Subsidiary and excluding matters of a general economic, financial or political nature which could reasonably be expected to have a Material Adverse Effect.

7.4 Maintenance of Existence; Conduct of Business. The Borrower shall preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable. The Borrower shall carry on and conduct their respective business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such qualification would not reasonably be expected to have a Material Adverse Effect.

7.5 Taxes and Claims. The Borrower shall timely file United States federal and state and other material Tax Returns required by law and which Tax Returns shall be complete and correct in all material respects and pay when due all Taxes of the Borrower, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, which deferment of payment is permissible so long as no Lien other than a lien permitted hereunder has been entered and the Borrower's or its Subsidiaries' title to, and its right to use, its Properties are not materially adversely affected thereby.

7.6 Insurance. The Borrower shall insure and keep insured, with reputable, financially sound insurance companies, their properties, business and operations in such amounts, with such deductibles and covering such risks as are insured against and carried in accordance with applicable law and prudent

industry practice by companies engaged in the same or similar businesses operating in the same or similar locations, and providing for not less than thirty days' prior notice to Lender of termination, lapse or cancellation of such insurance. Such insurance shall contain a lender's loss payable endorsement reasonably acceptable to Lender and shall name Lender as an additional named insured. If the Borrower fails to comply with the foregoing, Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Obligations.

7.7 **Compliance with Laws**. The Borrower shall comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws and obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower shall timely satisfy all material assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against such Person or any Property of such Person.

7.8 **Maintenance of Properties**. The Borrower shall do all things necessary to maintain, preserve, protect and keep its Property (other than Property that is obsolete, surplus, or no longer used or useful in the ordinary conduct of its business) in good repair, working order and condition, make all necessary and proper repairs, renewals and replacements such that its business can be carried on in connection therewith and be properly conducted at all times and pay and discharge when due the cost of repairs and maintenance to its Property, and pay all rentals when due for all real estate leased by such Person.

7.9 **Audits and Inspection**. The Borrower shall permit any of the representatives of the Lender, at reasonable times during normal business hours and upon reasonable prior notice, to visit and inspect any of its Property, books of account, records and reports to examine, audit and make copies thereof, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent certified public accountants at such reasonable times and intervals as the Lender may designate, all at the Borrower's expense, plus the Lender's reasonable out-of-pocket expenses (including without limitation any travel expenses); provided, however, that the Borrower shall only be required to reimburse the Lender for one such inspection per Fiscal Year unless an Event of Default has occurred and is continuing.

7.10 **Borrower Taxes**. The Borrower shall pay all stamp duty or other such issuance Taxes (other than Taxes based upon or measured by the Lender's income or revenues or any personal property Tax), if any, in connection with the Revolving Credit, excluding, for the avoidance of doubt, any income Tax.

7.11 **Employee Benefit Plans**. The Borrower shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA and not withdraw from any such Plans, unless such withdrawal can be effected or such Plans can be terminated without liability to such Person, (b) make contributions to all such Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including, without limitation, the minimum funding standards of ERISA, (c) comply in all material respects with all applicable requirements of ERISA, (d) notify the Lender promptly upon receipt by such Person of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Plans or the appointment of a trustee to administer such Plans, (e) promptly advise the Lender of the occurrence of any Reportable Event or prohibited transaction (as defined in ERISA) with respect to any such Plans, and (f) amend any Plan that is intended to be qualified within the meaning of Section 401 of the Code to the extent necessary to keep the Plan qualified and to cause the Plan to be administered and operated in a manner that does not cause the Plan to lose its qualified status.

7.12 Environmental.

(a) The Borrower shall promptly give notice to the Lender upon obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in the Borrower incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by the Borrower in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could result in the Borrower incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect.

(b) The Borrower shall, upon discovery of the presence on any property owned or leased by the Borrower or any Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect, take all Remedial Action required by applicable Environmental Law.

(c) The Borrower shall protect, defend, indemnify and hold the Lender harmless from and against all Environmental Liabilities and Costs arising with respect to the Borrower and its Subsidiaries or any of their respective property, except for those arising from the Lender's gross negligence or willful misconduct. This indemnity obligation shall survive the payment in full and performance of all other Obligations.

7.13 Financial Covenants. The Borrower shall:

(a) Asset Coverage Ratio. Maintain an Asset Coverage Ratio as of the last day of each Fiscal Quarter of not less than 2.0 to 1.0. If Borrower's Asset Coverage Ratio is less than 2.0 to 1.0, then Borrower must for each calendar quarter reduce the principal balance of the Loan by 2.5% of the principal outstanding under the Loan, and maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.0. If Borrower's Asset Coverage Ratio is less than 1.50 to 1.0, then Borrower must for each calendar quarter reduce the principal balance of the Loan by 5.0% of the principal outstanding under the Loan, and must maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.0.

(b) Leverage Ratio. Not allow its Leverage Ratio as of the last day of each Fiscal Quarter, to be greater than 3.0 to 1.0.

(c) Interest Coverage Ratio. Not allow its Interest Coverage Ratio as of the last day of each Fiscal Quarter to be less than 2.50 to 1.0.

(d) Real Estate Leverage Ratio. Not allow its Real Estate Leverage Ratio to be greater than sixty percent (60%).

(e) Net Worth. Maintain a Net Worth as of the last day of each Fiscal Quarter of at least $50,000,000.00.

(f) Liquid Assets. Maintain Liquid Assets as of the last day of each Fiscal Quarter of at least $5,000,000.00.

7.14 Further Assurances.

(a) The Borrower shall take any action reasonably requested by the Lender in order to effectuate the purposes and terms contained in this Agreement and any of the Loan Documents.

(b) The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Requirements of Law, or which the Lender may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Agreement or any other Collateral Document, all at the sole cost and expense of the Borrower.

7.15 Payments. The Borrower shall pay all principal, interest, fees and other liabilities when due under any of the Loan Documents at the times and place and in the manner specified therein.

7.16 Preferred Stock. Borrower represents that all existing preferred stock of Borrower and that any future preferred stock of Borrower will provide that the amounts outstanding under the Loan shall be repaid in full after any Event of Default before any payments are made to the holders of any such preferred stock; provided, however, that in the absence of any Event of Default, Borrower shall be entitled to make dividend payments to the holders of any shares of preferred stock or exercise it rights to make optional redemptions of such preferred stock as long as such payments do not cause an Event of Default under this Agreement.

ARTICLE 8
NEGATIVE COVENANTS

Until the payment in full in cash of all of the Obligations (other than contingent indemnification obligations not yet due and payable), the Borrower hereby covenants and agrees with the Lender as follows:

8.1 Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Obligations;

(b) current liabilities in respect of Taxes incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with past practice and industry practice in respect of arm's length transactions;

(c) hedging obligations of Borrower that are incurred in the ordinary course of Borrower's business with respect to interest rate swap agreements.

(d) intercompany Indebtedness between or among any Credit Parties or any Subsidiary thereof and which are subordinated to the obligations of Borrower to Lender;

(e) customary guaranty agreements for non-recourse carveout obligations that are incurred by Borrower in the ordinary course of business; and

(f) loans obtained by Borrower in the ordinary course of business to obtain real property or to construct homes on any such real property; provided, however, that Borrower may not obtain any loans other than the Loan for general corporate purposes or for working capital purposes.

8.2 **Liens.** The Borrower shall not create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its property and assets (including, for the avoidance doubt, the Collateral), whether now owned or hereafter acquired, or assign any right to receive income, except:

(a) Permitted Liens; and

(b) purchase money Liens or the interests of lessors under Capitalized Leases to the extent that such Liens or interests secure Indebtedness permitted pursuant to Section 8.1 and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired.

8.3 **Restricted Payments**. Upon the occurrence and during the continuance of an Event of Default, no distributions can be made by Borrower (other than tax distributions or other distributions if used solely for Administrative Expenses and third party fees to operate the business).

8.4 **Mergers, Consolidations**. The Borrower shall not enter into any mergers or consolidations in which the Borrower is not the surviving entity without first obtaining Lender's prior written consent which shall not be unreasonably withheld.

8.5 **Amendment to Organizational Documents**. The Borrower shall not amend, modify or waive any material term or material provision of their respective Organizational Documents unless (a) required by law or (b) such amendment, modification or waiver could not reasonably be expected to materially and adversely affect the Lender's rights under the Loan Documents or the Obligations and the Borrower provides the Lender prior written notice of such amendment, modification or waiver.

8.6 **Change in Nature of Business**. The Borrower shall not directly engage in any business activity other than activities that are at least tangentially related to the real estate industry, including but not limited to those activities listed in Section 1.1, Permitted Liens, (j).

8.7 **Transactions with Affiliates**. The Borrower shall not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

ARTICLE 9
EVENTS OF DEFAULT

9.1 **Events of Default**. An "**Event of Default**" shall occur hereunder upon:

(a) Default by the Borrower in the payment, after such amounts become due, of the principal of the Note (whether at redemption, upon acceleration or otherwise);

(b) Default in the payment, within seven (7) Business Days after such amounts become due, of the interest on the Note (whether at redemption, upon acceleration or otherwise) or any other amount payable by Borrower hereunder or under any of the Loan Documents;

(c) Any representation and warranty made by or on behalf Borrower or any Subsidiary thereof in any of the Loan Documents, or any document contemplated by the Loan Documents, is incorrect

in any material respect (or in any respect if such representation and warranty is by its terms already qualified as to materiality) when made (or deemed made) and (unless such breach is not susceptible to cure) such false or misleading statement continues unremedied for a period of 30 days after the date on which written notice of such false or misleading statement has been given to the Borrower by the Lender;

(d) Failure by Borrower to comply with any term, covenant or provision contained in Sections 7.2, 7.3(a) or 7.13 or Article 8 of this Agreement;

(e) Failure by Borrower to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any other provision of this Article 9) and such failure continues unremedied for a period of thirty (30) days (or such longer period as may be agreed to by the Lender) after the earlier of (i) written notice thereof is received by the Borrower in accordance with Section 11.2 or (ii) Borrower obtains knowledge of such failure;

(f) Failure of Borrower to pay when due (including any cure periods) any payments under any Indebtedness for borrowed money; or the default by Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Indebtedness for borrowed money was created or is governed (after the expiration of any applicable cure period, if any), or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness for borrowed money to cause, such Indebtedness for borrowed money to become due prior to its stated maturity; or any such Indebtedness for borrowed money of Borrower shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

(g) Borrower (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing;

(h) (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of Borrower's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its Property or business;

(i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $100,000,000 or more, and the same shall remain unacted and unstated pending appeal for a period of thirty (30) days after the entry thereof; or

(j) Any Collateral Document shall cease to be in full force and effect; or Borrower or any Person by, through or on behalf of Borrower, shall contest the validity or enforceability of this Agreement or any Collateral Document.

9.2 Acceleration. If an Event of Default occurs under Section 9.1(g), Section 9.1(h) or Section 9.1(i), then the outstanding principal of and interest on the Note, and all other amounts owed to the Lender

under this Agreement or any of the other Loan Documents, shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower. If any other Event of Default occurs and is continuing, the Lender, by written notice to the Borrower, may declare the principal of and interest on the Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents, shall become immediately due and payable and Lender shall be entitled to exercise all of its rights and remedies hereunder and under the Loan Documents whether at law or in equity.

9.3 **Set-Off**. Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to Lender is hereby authorized at any time and from time to time to set off and apply any and all indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against all amounts which may be owed to Lender by the Borrower or connection with this Agreement or the Note, except that Lender shall have no right of set-off with respect to any such accounts that are specifically for borrower escrows and do not have any funds that are owned by the Borrower.

9.4 **Cumulative Remedies**. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

ARTICLE 10
INDEMNIFICATION

10.1 **Indemnification**. In addition to all other sums due hereunder or provided for in this Agreement, the Borrower shall indemnify and hold harmless the Lender and its Affiliates and their respective officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an "**Indemnified Party**") to the fullest extent permitted by law from and against any and all actions, causes of action, suits, losses, claims, judgments, damages, expenses (including, without limitation, reasonable fees and disbursements of counsel and costs of investigation incurred by an Indemnified Party (regardless of whether any Indemnified Party is party to such action or other proceeding giving rise thereto and regardless of whether any such action or other proceeding is brought by a Credit Party or any other Person, but excluding proceedings and claims solely between or among Indemnified Parties which involve no act or omission of the Credit Parties or other liabilities or losses (collectively, "**Liabilities**"), in each case incurred by the Indemnified Parties or any of them as a result of, or arising out of, the execution, delivery, administration, modification, amendment, performance or enforcement (whether through negotiations, legal proceedings or otherwise) of any other Loan Document or any document contemplated by or referred to herein by any Indemnified Party; provided, however, that no Credit Party shall be liable under this Section 10.1 to an Indemnified Party to the extent such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable

Requirements of Law. In connection with the obligation of the Borrower to indemnify for expenses as set forth above, the Borrower further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such reasonable expenses (including, without limitation, fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party. Lender shall not assert any reasonably foreseeable claim (other than a third party claim) against the Borrower, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Revolving Credit.

10.2 Procedure; Notification. Each Indemnified Party under this Article 10 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrower and any Subsidiaries under this Article 10, notify the Borrower in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Borrower of any such action shall not relieve the Borrower from any liability which it may have to such Indemnified Party unless such omission substantially and irrevocably impairs Borrower's ability to defend the action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which Borrower, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Borrower's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, an actual conflict exists between Borrower, on the one hand, and such Indemnified Party, on the other hand, that would materially impair the Borrower's counsel's ability to defend the claim; provided, that in no event shall Borrower be required to pay fees and expenses under this Article 10 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. Borrower agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Lender and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE 11
MISCELLANEOUS

11.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement and any investigation by or on behalf of the Lender.

11.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service, electronic mail or personal delivery:

(a) if to the Lender:

BankUnited, N.A.
7815 NW 148th Street
Miami Lakes, Florida 33016
Attention: Raul LLanes
Email: rllanes@bankunited.com

(b) if to Borrower:

Harbor Custom Development, Inc.
11505 Burnham Drive
Gig Harbor, WA 98332
Attn: Lance Brown, CFO and Jeff Habersetzer, COO
Email: lbrown@harborcustomdev.com and jhabersetzer@harborcustomdev.com

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; if sent via electronic mail, when receipt is acknowledged (including by the "return receipt requested" function, as available, return e-mail or other written acknowledgement).

11.3 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Lender may transfer its Note in whole or in part and may assign its rights under the Loan Documents to such transferee. Upon written notice to the Borrower, any such transferee shall become the "Lender" under this Agreement and shall be subject to all of the rights and obligations of the Lender set forth in this Agreement and the other Loan Documents.

(b) Borrower may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Lender, and any such purported assignment by Borrower without the written consent of the Lender shall be void and of no effect. Except as provided in Article 10, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Loan Documents.

11.4 Amendment and Waiver.

(a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, waiver, supplement or modification of or to any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

(c) Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

11.5 **Signatures; Counterparts**. Facsimile transmissions or by electronic mail in pdf form of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.6 **Headings**. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.7 **GOVERNING LAW**. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF, AND ANY APPLICABLE LAWS OF THE UNITED STATES.

11.8 **SUBMISSION TO JURISDICTION**.

(a) Submission to Jurisdiction. BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF FLORIDA AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN ANY LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Loan Document in any court referred to in Section 11.8(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11.9 Waiver of Jury Trial. BORROWER AND THE LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED THEREIN OR CONTEMPLATED THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.10 Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

11.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

11.12 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Loan Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Loan Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

11.13 Certain Expenses. The Borrower will pay all reasonable and documented out-of-pocket expenses of the Lender (including, without limitation, reasonable and documented out-of-pocket fees, charges and disbursements for the as counsel to the Lender) in connection with (a) the claiming of the Transaction, any enforcement, administration, amendment, supplement, modification or waiver of or to any provision of this Agreement, any of the other Loan Documents, or any documents relating thereto (including, without limitation, a response to a request by Borrower for the consent of the Lender to any action otherwise prohibited hereunder or thereunder), and (b) consent to any departure from, the terms of any provision of this Agreement, or such other documents.

11.14 Publicity. Except as may be required by applicable Requirements of Law or rules of the Securities and Exchange Commission or NASDAQ, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by

law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon. Notwithstanding anything herein to the contrary, (a) any Lender can disclose this Agreement, the other Loan Documents and any other information provided in connection therewith (including any financial statements) to any Governmental Authority and (b) any party to this Agreement and the other Loan Documents (and any employee, representative, or other agent of any such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, notwithstanding the above, any such information and materials shall be kept confidential to the extent necessary to comply with applicable securities laws. For the avoidance of doubt, Lender is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower in connection herewith to any assignee or purchaser of any portion of the Note or any prospective assignee or purchaser of any portion of the Note, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided that such prospective assignee or purchaser shall agree to maintain the confidentiality of such information.

11.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by Lender to a Person not currently a party hereto, subject to the limitations set forth herein.

11.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Loan Document, this Agreement or such other Loan Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Loan Document. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Lender shall limit, modify or affect the representations set forth in Article 6 of this Agreement or the right of Lender to rely thereon.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Borrower:

HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation

By:______________________________
Jeff Habersetzer, as its
Chief Operating Officer

(CORPORATE SEAL)

[signature pages continue]

3
#154873378_v5

Lender:

BANKUNITED, N.A.

By:____
Name: Raul Llanes
Title: Senior Vice President

Schedule 6.5 Litigation

The Company is not currently involved in any active litigation.

Schedule 6.12 Subsidiaries

Names	Dates of Formation	Attributable Interest	
		December 31, 2021	December 31, 2020
Saylor View Estates, LLC	March 30, 2014	51 %	51 %
Belfair Apartments, LLC	December 3, 2019	100 %	100 %
Pacific Ridge CMS, LLC	May 24, 2021	100 %	N/A
Tanglewilde, LLC	June 25, 2021	100 %	N/A
HCDI FL CONDO LLC	August 3, 2021	100 %	N/A
HCDI Mira, LLC	August 30, 2021	100 %	N/A
HCDI, Bridgeview LLC	October 28, 2021	100 %	N/A
HCDI Wyndstone, LLC	September 15, 2021	100 %	N/A
HCDI Semiahmoo, LLC	December 17, 2021	100 %	N/A

Schedule 6.17 Insurance

CERTIFICATE OF LIABILITY INSURANCE

ACORD®

DATE (MM/DD/YYYY): 03/03/2022

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
American Underwriters
6429 South Tacoma Way
Tacoma, WA 98409
License #: 2206

CONTACT NAME: Lavonne Northcutt
PHONE (A/C, No, Ext): (253)473-1415
FAX (A/C, No): (866)804-2460
E-MAIL ADDRESS: lavonne@american-underwriters.com

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A: Peleus Insurance Company	34118
INSURER B: Ohio Security Insurance Company	24082
INSURER C:	
INSURER D:	
INSURER E:	
INSURER F:	

INSURED
Harbor Custom Development, Inc
11505 Burnham Dr Ste 301
Gig Harbor, WA 98332

COVERAGES CERTIFICATE NUMBER: 00007778-5709020 REVISION NUMBER: 122

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY	Y		164 GL 0185580-01	10/01/2021	10/01/2022	EACH OCCURRENCE	$ 1,000,000
	CLAIMS-MADE [X] OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 100,000
							MED EXP (Any one person)	$ 5,000
							PERSONAL & ADV INJURY	$ 1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$ 2,000,000
	[X] POLICY [ ] PRO-JECT [ ] LOC						PRODUCTS - COMP/OP AGG	$ 2,000,000
	OTHER:							$
B	AUTOMOBILE LIABILITY			BAS59886862	07/03/2021	07/03/2022	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
	ANY AUTO						BODILY INJURY (Per person)	$
	OWNED AUTOS ONLY; [X] SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	[X] HIRED AUTOS ONLY; [X] NON-OWNED AUTOS ONLY						PROPERTY DAMAGE (Per accident)	$
								$
A	X UMBRELLA LIAB [X] OCCUR			AUX4268350-01/IPFS 500925	10/01/2021	10/01/2022	EACH OCCURRENCE	$ 5,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$ 5,000,000
	DED RETENTION $							$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N			164 GL 0185580-01	10/01/2021	10/01/2022	PER STATUTE [X] OTH-ER	STOP GAP
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N/A					E.L. EACH ACCIDENT	$ 1,000,000
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
							E.L. DISEASE - POLICY LIMIT	$ 1,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
BankUnited, N.A. is an additional insured when required by a written contract per attached policy form CG 20 18 04 13. 30 day notice of cancellation applies per form U688-0813. attached.

CERTIFICATE HOLDER
BankUnited, N.A.
ISAOA/ATIMA
7815 NW 148th St
Miami Lakes, FL 33016

CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE: Lavonne M Northcutt (LMN)

Printed by LMN on March 03, 2022 at 10:47AM

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

ADDITIONAL INSURED – MORTGAGEE, ASSIGNEE OR RECEIVER

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name Of Person(s) Or Organization(s)	Designation Of Premises
As required by written contract with the Named Insured that is executed by the parties to the contract prior to the commencement of work that is called for in the contract.	All locations which are afforded coverage under this policy.
Information required to complete this Schedule, if not shown above, will be shown in the Declarations.	

A. **Section II – Who Is An Insured** is amended to include as an additional insured the person(s) or organization(s) shown in the Schedule, but only with respect to their liability as mortgagee, assignee, or receiver and arising out of the ownership, maintenance, or use of the premises by you and shown in the Schedule.

However:

1. The insurance afforded to such additional insured only applies to the extent permitted by law; and
2. If coverage provided to the additional insured is required by a contract or agreement, the insurance afforded to such additional insured will not be broader than that which you are required by the contract or agreement to providefor such additional insured.

B. This insurance does not apply to structural alterations, new construction and demolition operations performed by or for that person or organization.

C. With respect to the insurance afforded to these additional insureds, the following is added to **Section III – Limits Of Insurance:**

If coverage provided to the additional insured is required by a contract or agreement, the most we will pay on behalf of the additional insured is the amount of insurance:

1. Required by the contract or agreement; or
2. Available under the applicable Limits of Insurance shown in the Declarations;

whichever is less.

This endorsement shall not increase the applicable Limits of Insurance shown in the Declarations.

EXHIBIT "A"

ADVANCE REQUEST

The undersigned, pursuant to that certain Loan Agreement dated March ___, 2022, as may be amended from time to time (the "Loan Agreement"), by and between Harbor Custom Development, Inc. ("Borrower") and BankUnited, N.A. ("Lender"), hereby requests an advance ("Advance") of the Loan. The amount of the request for an advance under the Loan is $________________.

The undersigned hereby certifies, represents and warrants to Lender that as of the date hereof:

1. There is no Default or Event of Default on the part of Borrower under the Loan Agreement or any other agreement between Borrower and Lender, and no event has occurred and is continuing which constitutes a Default or Event of Default or which with notice or the passage of time, or both, would constitute a Default or Event of Default under the provisions of the Agreement.

2. All representations and warranties set forth in the Loan Agreement are true and correct in all material respects as of this date.

3. Since the date of the last financial statements of Borrower and Guarantor submitted to Lender, there has been no material adverse change in the financial condition of Borrower or Guarantor.

4. Borrower is in compliance with all of the covenants set forth in the Loan Agreement, including without limitation, the financial covenants set forth in Section 7.13 of the Loan Agreement.

Unless otherwise defined herein, defined terms shall have the meaning ascribed to them in the Agreement.

Date: __________________

HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation

By: ______________________________
Name: ____________________________
Title: _____________________________

EXHIBIT "B"

FORM OF COMPLIANCE CERTIFICATE

All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them under that certain Loan Agreement dated as of March ___, 2022 (the "Loan Agreement"), by and among Harbor Custom Development, Inc. ("Borrower") and BankUnited, N.A. (the "Lender"). This Compliance Certificate is delivered in accordance with Section 8.1(c) of the Loan Agreement.

In accordance with the Loan Agreement, the Borrower hereby certifies to the Lender that, effective as of ____________________, 20__:

1. The Borrower is in compliance with the covenants set forth in Section 7.13 of the Loan Agreement. Attached as Exhibit A hereto are the related calculations evidencing such compliance with the covenants set forth in Section 7.13 of the Loan Agreement.

2. [No Default or Event of Default exists as of the date of this Compliance Certificate] [A Default or Event of Default exists, the details thereof and the action the Borrower is taking or proposes to take with respect thereto are provided on Exhibit B hereto].

IN WITNESS WHEREOF, the undersigned officer of the Borrower has executed this Compliance Certificate as of the date written above.

HARBOR CUSTOM DEVELOPMENT, INC., a Washington corporation

By: ________________________________
Name: ______________________________
Title: ______________________________

EXHIBIT "C"

EXISTING LIENS

[redacted]

Washington State Department of Licensing
Uniform Commercial Code
Debtor Information Search Report

Search number:	2022-052-0681-6S
Name as provided:	
Organization:	HARBOR CUSTOM DEVELOPMENT, INC. (Debtor)
Name searched:	
Organization:	HARBORCUSTOMDEVELOPMENT
Lien type searched:	All
Lien status searched:	Unlapsed
Search limited by:	
Search logic used:	Standard
Report:	2/21/2022 3:23:33 PM
Through date:	2/16/2022

Copies:

Certification:
The filing office certifies that the attached list (and copies, if any) is a true and exact representation of all financing statements and non-UCC liens for the name searched, as filed with the Department of Licensing, Uniform Commercial Code Program, as of the through date shown above. But a limited search may not reveal all records of the name searched and the searcher bears the risk of relying on such a search.

Teresa Berntsen, Director, Department of Licensing

1 of 34
Initial Financing Statement File Number: 2018-298-3770-3
Date and time filed: 10/25/2018 12:00:00 PM
Lapse date: 10/25/2023

(D) HARBOR CUSTOM HOMES, INC.
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/25/2018 12:00:00 PM	2018-298-3770-3	1
Amendment (Change debtor)	8/13/2019 6:55:00 AM	2019-225-6590-9	1

Current Name
HARBOR CUSTOM HOMES, INC.

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

2 of 34
Initial Financing Statement File Number: 2018-298-3772-7
Date and time filed: 10/25/2018 12:01:00 PM
Lapse date: 10/25/2023

(D) HARBOR CUSTOM HOMES, INC.
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/25/2018 12:01:00 PM	2018-298-3772-7	1
Amendment (Change debtor)	8/13/2019 6:52:00 AM	2019-225-6588-6	1

Current Name

HARBOR CUSTOM HOMES, INC.

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

---

3 of 34
Initial Financing Statement File Number: 2019-197-9939-3
Date and time filed: 7/16/2019 3:12:00 PM
Lapse date: 07/16/2024

(D) HARBOR CUSTOM HOMES, LLC
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	7/16/2019 3:12:00 PM	2019-197-9939-3	1
Amendment (Change debtor)	8/13/2019 11:05:00 AM	2019-225-6723-1	1

Current Name
HARBOR CUSTOM HOMES, LLC

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

---

4 of 34
Initial Financing Statement File Number: 2019-212-3417-2
Date and time filed: 7/31/2019 8:42:00 AM
Lapse date: 07/31/2024

(D) HARBOR CUSTOM HOMES, LLC
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300

Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	7/31/2019 8:42:00 AM	2019-212-3417-2	1
Amendment (Change debtor)	8/13/2019 11:05:00 AM	2019-225-6722-4	1

Current Name
HARBOR CUSTOM HOMES, LLC

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

---

5 of 34
Initial Financing Statement File Number: 2019-212-3458-5
Date and time filed: 7/31/2019 10:37:00 AM
Lapse date: 07/31/2024

(D) HARBOR CUSTOM HOMES, LLC
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	7/31/2019 10:37:00 AM	2019-212-3458-5	1
Amendment (Change debtor)	8/13/2019 11:08:00 AM	2019-225-6725-5	1

Current Name
HARBOR CUSTOM HOMES, LLC

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

Amendment (Termination)	2/8/2021 2:38:00 PM	2021-039-5509-0	1

Authorizing Party
Komatsu Financial Limited Partnership

---

6 of 34
Initial Financing Statement File Number: 2019-213-3818-4
Date and time filed: 8/1/2019 7:13:00 AM
Lapse date: 08/01/2024

(D) HARBOR CUSTOM HOMES, LLC
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	8/1/2019 7:13:00 AM	2019-213-3818-4	1
Amendment (Change debtor)	8/13/2019 11:08:00 AM	2019-225-6724-8	1

Current Name
HARBOR CUSTOM HOMES, LLC

Debtor
HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW GIG HARBOR WA 98332 USA

Authorizing Party
Komatsu Financial Limited Partnership

---

7 of 34
Initial Financing Statement File Number: 2019-241-0562-2
Date and time filed: 8/29/2019 6:17:00 AM
Lapse date: 08/29/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11515 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	8/29/2019 6:17:00 AM	2019-241-0562-2	1

8 of 34
Initial Financing Statement File Number: 2019-241-0563-9
Date and time filed: 8/29/2019 6:17:00 AM
Lapse date: 08/29/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	8/29/2019 6:17:00 AM	2019-241-0563-9	1

9 of 34
Initial Financing Statement File Number: 2019-253-2999-7
Date and time filed: 9/10/2019 6:59:00 AM
Lapse date: 09/10/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	9/10/2019 6:59:00 AM	2019-253-2999-7	1

10 of 34
Initial Financing Statement File Number: 2019-253-3000-9
Date and time filed: 9/10/2019 6:59:00 AM
Lapse date: 09/10/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	9/10/2019 6:59:00 AM	2019-253-3000-9	1

11 of 34
Initial Financing Statement File Number: 2019-273-7680-7
Date and time filed: 9/30/2019 1:21:00 PM
Lapse date: 09/30/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	9/30/2019 1:21:00 PM	2019-273-7680-7	1

---

12 of 34
Initial Financing Statement File Number: 2019-282-0815-2
Date and time filed: 10/8/2019 2:22:00 PM
Lapse date: 10/08/2024

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
1701 W. Golf Rd., Ste 1-300
Rolling Meadows, IL 60008 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/8/2019 2:22:00 PM	2019-282-0815-2	1

---

13 of 34
Initial Financing Statement File Number: 2019-304-6240-5
Date and time filed: 10/31/2019 9:17:00 AM
Lapse date: 10/31/2024

(D) Harbor Custom Development Inc
11505 Burnham Dr, NW Suite 301
Gig Harbor, WA 98332 USA

(S) TCF
10 Kearney RD Suite 102
Needham, MA 02494 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/31/2019 9:17:00 AM	2019-304-6240-5	1

---

14 of 34
Initial Financing Statement File Number: 2020-021-6791-4
Date and time filed: 1/21/2020 11:58:00 AM
Lapse date: 01/21/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR
GIG HARBOR, WA 98332 USA

(S) Dell Financial Services L.L.C.
Mail stop-PS2DF-23, One Dell Way
Round Rock, TX 78682 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	1/21/2020 11:58:00 AM	2020-021-6791-4	1

---

15 of 34
Initial Financing Statement File Number: 2020-041-1699-6
Date and time filed: 2/10/2020 1:21:00 PM
Lapse date: 02/10/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR NW STE 301
GIG HARBOR, WA 98332 USA

(D) HARBOR MATERIALS, LLC
11505 BURNHAM DR NW STE 301
GIG HARBOR, WA 98332 USA

(S) C T Corporation System, as representative
330 N Brand Blvd, Suite 700; Attn: SPRS
Glendale, CA 91203 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	2/10/2020 1:21:00 PM	2020-041-1699-6	1

---

16 of 34
Initial Financing Statement File Number: 2020-056-5497-8
Date and time filed: 2/25/2020 12:17:00 PM
Lapse date: 02/25/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR NW, STE 301
GIG HARBOR, WA 98332 USA

(D) HARBOR CUSTOM HOMES
11505 BURNHAM DR NW, STE 301
GIG HARBOR, WA 98332 USA

(D) BELFAIR APARTMENTS, LLC
11505 BURNHAM DR NW, STE 301
GIG HARBOR, WA 98332 USA

(D) SAYLOR VIEW ESTATES, LLC
11505 BURNHAM DR NW, STE 301
GIG HARBOR, WA 98332 USA

(D) WERNER RD. INDUSTRIAL, LLC
11515 BURNHAM DR NW
GIG HARBOR, WA 98332 USA

(D) SGRE, LLC
11515 BURNHAM DR NW
GIG HARBOR, WA 98332 USA

(D) HARBOR MATERIALS, LLC
11505 BURNHAM DR NW, STE 301
GIG HARBOR, WA 98332 USA

(D) GRIFFIN, STERLING, E
906 11TH AVE
FOX ISLAND, WA 98333 USA

(S) C T Corporation System, as representative
330 N Brand Blvd, Suite 700; Attn: SPRS
Glendale, CA 91203 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	2/25/2020 12:17:00 PM	2020-056-5497-8	1
Amendment (Termination)	6/14/2021 2:19:00 PM	2021-165-2746-8	1

Authorizing Party
C T Corporation System, as representative

---

17 of 34
Initial Financing Statement File Number: 2020-099-5909-3
Date and time filed: 4/7/2020 10:09:00 AM
Lapse date: 04/07/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
8770 W Bryn Mawr Ave Suite 100
Chicago, IL 60631 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	4/7/2020 10:09:00 AM	2020-099-5909-3	1

---

18 of 34
Initial Financing Statement File Number: 2020-274-9758-4
Date and time filed: 9/30/2020 12:11:00 PM

Lapse date: 09/30/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
8770 W Bryn Mawr Ave Suite 100
Chicago, IL 60631 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	9/30/2020 12:11:00 PM	2020-274-9758-4	1

---

19 of 34
Initial Financing Statement File Number: 2020-274-9760-7
Date and time filed: 9/30/2020 12:11:00 PM
Lapse date: 09/30/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
8770 W Bryn Mawr Ave Suite 100
Chicago, IL 60631 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	9/30/2020 12:11:00 PM	2020-274-9760-7	1

---

20 of 34
Initial Financing Statement File Number: 2020-298-6112-3
Date and time filed: 10/24/2020 3:21:00 AM
Lapse date: 10/24/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DRIVE NW UNIT 301
GIG HARBOR, WA 98332 USA

(S) Kubota Credit Corporation, U.S.A.
PO Box 2046
Grapevine, TX 76099 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/24/2020 3:21:00 AM	2020-298-6112-3	1

---

21 of 34
Initial Financing Statement File Number: 2020-298-6119-2
Date and time filed: 10/24/2020 3:22:00 AM
Lapse date: 10/24/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DRIVE NW UNIT 301
GIG HARBOR, WA 98332 USA

(S) Kubota Credit Corporation, U.S.A.
PO Box 2046
Grapevine, TX 76099 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/24/2020 3:22:00 AM	2020-298-6119-2	1

---

22 of 34
Initial Financing Statement File Number: 2020-298-6133-8
Date and time filed: 10/24/2020 3:22:00 AM
Lapse date: 10/24/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DRIVE NW UNIT 301
GIG HARBOR, WA 98332 USA

(S) Kubota Credit Corporation, U.S.A.
PO Box 2046
Grapevine, TX 76099 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	10/24/2020 3:22:00 AM	2020-298-6133-8	1

---

23 of 34
Initial Financing Statement File Number: 2020-309-8912-0
Date and time filed: 11/3/2020 1:46:00 PM
Lapse date: 11/03/2025

(D) Harbor Custom Development, Inc.
9000 W Werner Rd
Bremerton, WA 98312 USA

(S) C T CORPORATION SYSTEM, AS REPRESENTATIVE
330 N Brand Blvd, Suite 700
Glendale, CA 91203 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	11/3/2020 1:46:00 PM	2020-309-8912-0	2

---

24 of 34
Initial Financing Statement File Number: 2020-316-0570-8
Date and time filed: 11/11/2020 8:10:00 AM
Lapse date: 11/11/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH ST
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	11/11/2020 8:10:00 AM	2020-316-0570-8	1

---

25 of 34
Initial Financing Statement File Number: 2020-318-1205-2
Date and time filed: 11/13/2020 10:12:00 AM
Lapse date: 11/13/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH STREET
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	11/13/2020 10:12:00 AM	2020-318-1205-2	1

---

26 of 34
Initial Financing Statement File Number: 2020-322-2029-0
Date and time filed: 11/17/2020 11:16:00 AM
Lapse date: 11/17/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH ST
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	11/17/2020 11:16:00 AM	2020-322-2029-0	1

---

27 of 34
Initial Financing Statement File Number: 2020-358-2035-0
Date and time filed: 12/23/2020 8:31:00 AM
Lapse date: 12/23/2025

(D) HARBOR CUSTOM DEVELOPMENT, INC.

11505 Burnham Drive NW
GIG HARBOR, WA 98332 USA

(S) Komatsu Financial Limited Partnership
8770 W Bryn Mawr Ave Suite 100
Chicago, IL 60631 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	12/23/2020 8:31:00 AM	2020-358-2035-0	1

---

28 of 34
Initial Financing Statement File Number: 2021-013-8045-0
Date and time filed: 1/13/2021 6:30:00 AM
Lapse date: 01/13/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH STREET
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	1/13/2021 6:30:00 AM	2021-013-8045-0	1

---

29 of 34
Initial Financing Statement File Number: 2021-036-4932-6
Date and time filed: 2/5/2021 6:12:00 AM
Lapse date: 02/05/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH STREET
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	2/5/2021 6:12:00 AM	2021-036-4932-6	1

---

30 of 34
Initial Financing Statement File Number: 2021-064-2593-4
Date and time filed: 3/5/2021 7:20:00 AM
Lapse date: 03/05/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301

GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH ST
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	3/5/2021 7:20:00 AM	2021-064-2593-4	1

31 of 34
Initial Financing Statement File Number: 2021-067-2987-2
Date and time filed: 3/8/2021 6:40:00 AM
Lapse date: 03/08/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH STREET
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	3/8/2021 6:40:00 AM	2021-067-2987-2	1

32 of 34
Initial Financing Statement File Number: 2021-068-3545-0
Date and time filed: 3/9/2021 12:45:00 PM
Lapse date: 03/09/2026

(D) Harbor Custom Development, Inc.
11505 Burnham Dr Suite 301
Gig Harbor, WA 98332 USA

(S) Allegiant Partners Incorporated
123 SW Columbia Street
Bend, OR 97702 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	3/9/2021 12:45:00 PM	2021-068-3545-0	1

33 of 34
Initial Financing Statement File Number: 2021-180-7162-4
Date and time filed: 6/29/2021 11:12:00 AM
Lapse date: 06/29/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH STREET
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	6/29/2021 11:12:00 AM	2021-180-7162-4	1

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Initial Financing Statement File Number: 2021-194-0714-9
Date and time filed: 7/13/2021 7:49:00 AM
Lapse date: 07/13/2026

(D) HARBOR CUSTOM DEVELOPMENT, INC.
11505 BURNHAM DR STE 301
GIG HARBOR, WA 98332 USA

(S) JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
6400 NW 86TH ST
JOHNSTON, IA 50131 USA

History:

Type of Record	Date & Time Filed	File#	#PGS
Initial	7/13/2021 7:49:00 AM	2021-194-0714-9	1